Exhibit 99.1

Icahn Enterprises L.P. Issues Statement Regarding Quarterly Distribution

NEW YORK, March 23, 2020 – In response to investor inquiries and market speculation, Icahn Enterprises L.P. (NASDAQ:IEP) today confirmed that it is the intention of the Board of Directors of the general partner of Icahn Enterprises to maintain the regular quarterly distribution, in the amount of $2.00 per depositary unit, for the foreseeable future. Depositary unitholders will continue to have the right to make an election each quarter to receive either cash or additional depositary units; if a unitholder does not make an election, it will automatically be deemed to have elected to receive the distribution in cash.

Icahn Enterprises and its subsidiaries maintain ample liquidity to take advantage of attractive opportunities for their respective businesses. Icahn Enterprises’ liquid assets (comprised of cash and cash equivalents and investments in the investment funds comprising Icahn Enterprises’ Investment segment) totaled over $6 billion as of March 20, 2020. This does not include the indicative net asset value of Icahn Enterprises’ operating subsidiaries (including CVR Energy, Inc., Icahn Automotive Group LLC, Viskase Companies, Inc., PSC Metals LLC, WestPoint Home LLC, and the rental real estate, property development and club operations assets comprising Icahn Enterprises’ Real Estate segment), which totaled approximately $5.5 billion as of December 31, 2019.1

Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business, distributions and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

1 Indicative net asset value does not purport to reflect a valuation of Icahn Enterprises’ operating subsidiaries. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of Icahn Enterprises’ operating subsidiaries. Investors may reasonably differ on what such elements are and their impact on Icahn Enterprises. No representation or assurance, expressed or implied, is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. There can be no assurance that the current value of Icahn Enterprises’ assets could be monetized if the positions liquidated at any particular point in time.

Investor Relations:

SungHwan Cho, Chief Financial Officer

(305) 422-4000